         Limited Power of Attorney for Section 16 Reporting Obligations

STATE OF TEXAS

COUNTY OF GALVESTON

      Know all by these presents, that the undersigned hereby makes, constitutes and appoints John J. Dunn, Jr., William  F. Carlton, and J. Mark Flippin as  the
undersigned's true and lawful  attorneys-in-fact, with full power  and authority as hereinafter described on behalf of and  in the name, place, and stead of  the undersigned to:

  (1) Prepare, execute, acknowledge, deliver, and file Forms 3, 4 and 5
      (including  any   amendments  thereto)  with  respect   to  the securities
      of American National  Insurance Company (the  "Company"), with the  United
      States  Securities  and  Exchange  Commission,  any  national   securities
      exchanges,  and the Company, as  considered necessary or  advisable  under
      Section   16(a) of  the  Securities   Exchange  Act   of  1934   and  the
      rules  and  regulations  promulgated thereunder, as  amended from time  to time (the "Exchange Act");

  (2) Seek or obtain, as the undersigned's representative and on the
      undersigned's  behalf,  information  on  transactions  in  the   Company's
      securities from  any third  party (including  without limitation  brokers, employee benefit  plan administrators  and trustees),  and the undersigned hereby authorizes any such person to release any such information to  such
      attorneys-in-fact  and   approves  and   ratifies  any   such  release  of
      information; and

  (3) Perform any and all other acts which in the discretion of such attorneys-in-fact are  necessary or  desirable for  and on  behalf of  the undersigned in connection with the foregoing.

The undersigned acknowledges that:

  (1) This Limited Power of Attorney authorizes, but does not require, such attorneys-in-fact to act  in their discretion  on information provided  to
      such   attorneys-in-fact   without   independent   verification   of  such
      information;

  (2) Any documents prepared and/or executed by such attorneys-in-fact on behalf of the undersigned pursuant to this  Limited Power of Attorney will be  in such  form  and  will  contain such  information  and  disclosure  as such attorneys-in-fact, in their discretion, deem necessary or desirable;

  (3) Neither the Company nor such attorneys-in-fact assume (i) any liability for the undersigned's  responsibility to comply  with the requirements  of the Exchange Act, (ii) any liability of the undersigned for any failure to comply with such requirements, or (iii) any obligation or liability of the undersigned for profit  disgorgement under Section  16(b) of the  Exchange
      Act; and

  (4) This Limited Power of Attorney does not relieve the undersigned from responsibility for compliance with the undersigned's obligations under the
      Exchange  Act,  including without  limitation  the reporting  requirements under Section 16 of the Exchange Act.

      The undersigned hereby gives and grants the foregoing attorneys-in-fact full  power  and  authority to  do  and  perform all  and  every  act and  thing whatsoever requisite,  necessary, or  appropriate to  be done  in and  about the foregoing matters as fully to all intents and purposes as the undersigned  might or could do if present, hereby ratifying all that such attorneys-in-fact of, for and on  behalf of  the undersigned,  shall lawfully  do or  cause to  be done by virtue of this Limited Power of Attorney.

      This Limited Power of Attorney shall remain in full force and effect until revoked by the  undersigned in a  signed writing delivered  to such attorneys-in-fact.

      IN WITNESS WHEREOF, the undersigned has caused this Limited Power of
Attorney to be executed this 12th day of May, 2014.

/s/ E. J. Pederson
------------------
E. J. Pederson